Sprott Physical Platinum and Palladium Trust F-10EF

Exhibit 107

Calculation of Filing Fee Tables

F-10

(Form Type)

Sprott Physical Platinum and Palladium Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Unallocated (Universal) Shelf	Units	457(o)	(1)	(1)	$200,000,000(2)	$0.0001531	$30,620
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$200,000,000		$30,620
	Total Fees Previously Paid							$0
	Total Fee Offsets							$83
	Net Fee Due							$30,537

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price of $200,000,000 for all units sold by Sprott Physical Platinum and Palladium Trust (the ”Registrant”) pursuant to this registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all units sold by the Registrant pursuant to this registration statement exceed $200,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Sprott Physical Platinum and Palladium Trust	F-10	333-281996	09/06/2024		$83(1)				$562,809(2)

(1)	The Registrant previously paid $14,760 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-281996) filed on September 6, 2024 (the “2024 Registration Statement”), pertaining to the registration of $100,000,000 of securities of the Registrant, of which $83 in registration fees remained unutilized. As the total filing fee required for this Registration Statement is $30,620, taking into consideration the available offset of $83 from the 2024 Registration Statement, the amount paid herewith is $30,537.

(2)	The registrant has terminated or completed any offering that included the unsold securities under the 2024 Registration Statement.